Exhibit 2(f)

                           GENERAL SECURITY AGREEMENT


                  GENERAL SECURITY AGREEMENT, dated June 17, 1996, between DIGIMEDICS CORPORATION, a California corporation (herein called "Debtor") and CONTINENTAL HEALTHCARE SYSTEMS, INC., a Delaware corporation (herein called "Secured Party").

                  It is agreed as follows:

                  1. Grant of Security Interest. As collateral security for the payment, performance and observance of all indebtedness, obligations, liabilities and agreements of any kind of the Debtor to the Secured Party, now existing or hereafter arising, under the loan made by Secured Party to Debtor evidenced by the Secured Promissory Note dated the date hereof in the face principal amount of $6,000,000 (as amended, modified or supplemented from time to time in accordance with its terms, the "Note"; defined terms used and not otherwise defined herein shall have the meanings attributed thereto in the Note) and all agreements, documents and instruments evidencing any of the foregoing obligations or under which any of the foregoing obligations may have been issued, created, assumed or guaranteed (all of the foregoing being herein referred to collectively as the "Obligations"), Debtor hereby grants to Secured Party a security interest in and a right of setoff against the following property (the "Collateral"):

                           (a) (i) all raw materials,  work in process, finished
goods and inventory of whatsoever kind or nature and all wrapping, packaging, advertising and shipping materials, and any documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof, and all right, title and interest of Debtor therein and thereto, wherever located, whether now owned or hereafter acquired by Debtor; (ii) all equipment, machinery, vehicles, tools, dies, jigs, furniture and fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and all substitutions and replacements thereof, wherever located, whether now owned or hereafter acquired by Debtor; and (iii) all books, records and other property relating to the foregoing;

                           (b) (i) all of Debtor's  present and future accounts,
contract rights, general intangibles (including, without limitation, all computer software), chattel paper, documents and instruments, as such terms are defined in the Uniform Commercial Code ("UCC"), including (without limitation) all present and future choses in action and reversionary interests in property rights of Debtor, and all obligations for the payment of money arising out of Debtor's sale of goods or rendition of services (all of the foregoing, collectively, "Accounts"); (ii) all of Debtor's rights, remedies, security and liens in, to and in respect of the Accounts, including, without limitation, rights of


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stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any debtor or obligor in any way obligated on or in connection with any Account, and credit and other insurance; (iii) all of Debtor's right, title, and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods; (iv) all of Debtor's deposit accounts, as such term is defined in the UCC; (v) all books, records, ledger cards, computer programs and other property and general intangibles at any time evidencing or relating to the Accounts; and (vi) all of Debtor's other general intangibles of every kind and description, whether now existing or hereafter arising, including
(without  limitation)  trademarks,   tradenames,   tradestyles,  service  marks,
patents, copyrights and Federal, State and local tax refund claims of all kinds;

                           (c) any and all moneys,  securities,  drafts,  notes,
items and other property of Debtor and the proceeds thereof, now or hereafter held or received by, or in transit to, Secured Party from or for Debtor, whether for safekeeping, custody, pledge, transmission or otherwise, and any and all balances, sums, proceeds and credits of Debtor with, and any and all claims of Debtor against Secured Party, at any time existing; and

                           (d) any and all  products  and proceeds of any of the
foregoing, in any form (including, without limitation, any insurance proceeds or claims by Debtor against third parties for loss or damage to or destruction of any or all of the foregoing property, and any claims by Debtor against third parties for infringement of trademarks, patents or copyrights).

                  2.   Representations,   Warranties   and   Covenants.   Debtor
represents, warrants and covenants that:

                           (a) the chief  executive  office  of  Debtor  and the
office where Debtor keeps its books and records relating to the Collateral, and all locations of Collateral are at the addresses set forth on Schedule A hereto and, except as otherwise specified on Schedule A (except with respect to the assets purchased pursuant to the Purchase Agreement), have been located at such addresses at all times during the four-month period prior to the date hereof;

                           (b)  Debtor  will  not  change  its  chief  executive
office, office where its books and records are kept or any locations of Collateral, or merge or consolidate with any person, without 30 days prior written notice to Secured Party;



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                           (c) the Collateral is free and clear of all Liens and
Debtor will not create or suffer to exist any Lien on any of the Collateral, except for Liens in favor of Secured Party and the Permitted Liens set forth on Schedule A hereto;

                           (d) Debtor will not assign,  transfer, sell, lease or
otherwise dispose of or abandon any Collateral, nor will Debtor suffer or permit any of the same to occur with respect to any Collateral, without prior written notice to and consent of Secured Party, except for the sale or lease from time to time in the ordinary course of business of such items of the Collateral as may constitute inventory, and the inclusion of "proceeds" of the Collateral under the security interest granted herein shall not be deemed a consent by Secured Party to any sale or other disposition of any Collateral except as expressly permitted herein;

                           (e) the  Collateral is being used,  and will continue
to be used, in Debtor's business and not for personal, family, household or farming use;

                           (f)  Debtor  will  use  the   Collateral  for  lawful
purposes only, with all reasonable care and caution and in conformity in all material respects with all applicable laws, ordinances and regulations;

                           (g) the  Collateral is now and shall remain  personal
property, and Debtor will not permit any Collateral to become a fixture without prior written notice to and consent of Secured Party and without first making all arrangements, and delivering, or causing to be delivered, to Secured Party all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords or mortgagees, requested by and satisfactory to Secured Party to preserve and protect the security interest granted herein, and to effectuate or maintain the priority thereof, against all persons;

                           (h) Debtor, at its sole cost and expense, will insure
the Collateral in the name of and with loss or damage payable solely to Secured Party, as its interest may appear, against such risks, with such companies as Debtor shall select, subject to Secured Party's approval, not to be unreasonably withheld, and in such amounts as may be required by Secured Party from time to time (all such policies providing 30 days minimum written notice to Secured Party of cancellation), and Debtor will deliver to Secured Party the original or duplicate policies, or certificates or other evidence satisfactory to Secured Party attesting thereto, and Debtor will promptly notify Secured Party of any loss or damage to any Collateral in excess of $25,000. If an Event of Default shall have occurred and be continuing, all proceeds of insurance in any amount shall be applied by Secured Party in its reasonable discretion either to repair or replacement of the damaged Collateral and/or to payment of the Obligations, whether or not due, in any order Secured Party may determine, any surplus after payment of all Obligations including, without limitation, costs, reasonable attorneys' fees and


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disbursements,  to be remitted to Debtor. So long as an Event of Default has not occurred and is not continuing, (i) Debtor may apply any insurance monies received of less than $250,000 to the cost of repairs to or replacements for the Collateral and (ii) with respect to insurance proceeds of $250,000 or more, Debtor may apply such insurance monies to the cost of repairs to or replacements for the Collateral with the consent of the Secured Party which consent shall not be unreasonably withheld, with any monies not being so applied to the repair or replacement of the Collateral in accordance with either clause (i) or (ii) to be applied to payment of the Obligations in such order as Secured Party may determine, any surplus remaining after payment of all Obligations including, without limitation, costs, reasonable attorneys' fees and disbursements, to be remitted to Debtor.

                           (i)  Debtor  will,  at its  sole  cost  and  expense,
perform all acts and execute all documents requested by Secured Party from time to time to evidence, perfect, maintain or enforce Secured Party's security interest granted herein, and to effectuate or maintain the priority thereof, or otherwise to carry out the provisions and purposes of this Agreement including, without limitation, the execution and delivery of financing statements pursuant to the Uniform Commercial Code ("UCC") and applications for certificates of title, and Debtor hereby authorizes Secured Party to execute and file at any time and from time to time one or more financing statements or copies thereof or of this Agreement with respect to the Collateral signed only by Secured Party;

                           (j) in its discretion, Secured Party may, at any time
and from time to time after the occurrence and during the continuance of an Event of Default, in its name or Debtor's or otherwise, notify any account debtor or obligor of any Account included in the Collateral to make payment to Secured Party;

                           (k) in its discretion, Secured Party may, at any time
and from time to time after the occurrence and during the continuance of an Event of Default, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable by Secured Party with respect to, any Collateral, and/or extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, or release, any Collateral or Obligations, all without consent by Debtor and without otherwise discharging or affecting the Obligations, the Collateral or the security interest granted herein, providing that Secured Party shall endeavor to give notice to Debtor prior to taking any of the foregoing actions, but the failure to give such notice shall in no manner whatsoever affect the rights granted to Secured Party hereby;

                           (l) in its discretion, Secured Party may, at any time
and from time to time, for the account of Debtor, pay any amount or do any act required of Debtor hereunder and which Debtor fails to do or pay, and any such payment shall be deemed


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an Obligation payable on demand together with interest at the highest rate then payable on any of the Obligations;

                           (m) except for the  tradenames,  if any, set forth on
Schedule A hereto, Debtor has not during the five-year period prior to the date hereof been known by or used any tradename, fictitious name or any corporate name other than Debtor's name as set forth next to its signature below, and all invoices in connection with Accounts are billed under such corporate name;

                           (n) Debtor will not change its corporate name without
at least twenty days' prior written notice to Secured Party;

                           (o)  Debtor  will not  permit  any of the  Collateral
consisting of inventory to be located in a public warehouse or in a warehouse where similar goods owned by other persons are also located;

                           (p) if any of the  Collateral at any time consists of
instruments, documents, chattel paper or letters of credit, Debtor shall, immediately upon receipt or creation of such Collateral, deliver such Collateral in its original form to Secured Party, duly endorsed to Secured Party or in blank or accompanied by appropriate stock or bond powers;

                           (q)  if  any  proceeds  of  Collateral   (other  than
proceeds of inventory sold in the ordinary course of business) are received by Debtor, Debtor shall not commingle such proceeds with any of its other property, shall hold such proceeds in trust for Secured Party and shall immediately deliver the same to Secured Party in the form received, duly endorsed in blank where appropriate to effectuate the provisions hereof, the same to be held by Secured Party as additional Collateral hereunder or, at Secured Party's option, to be applied to payment of the Obligations, whether or not due and in any order;

                           (r)  Debtor  will pay  Secured  Party  for any  sums,
costs, and expenses which Secured Party may pay or incur in perfecting, amending, defending, protecting or enforcing this Agreement or the security interest granted herein or in enforcing payment of the Obligations including but not limited to court costs, collection charges, travel expenses, and reasonable attorneys' fees, all of which, together with interest at the highest rate then payable on any of the Obligations, shall be part of the Obligations and be payable on demand;

                           (s) in its discretion, Secured Party may, at any time
and from time to time, assign, transfer or deliver to any transferee of any Obligations, any Collateral, whereupon Secured Party shall be fully discharged from all responsibility and the transferee shall be vested with all powers and rights of Secured Party hereunder with


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respect  thereto,  but  Secured  Party  shall  retain all rights and powers with respect to any Collateral not assigned, transferred or delivered;

                           (t) Debtor will keep the  Collateral  in good repair,
working order and condition, subject to normal wear and tear, and from time to time make all repairs, renewals, replacements, additions and improvements thereto as reasonably required in order for the business carried on by Debtor to be conducted substantially in the manner conducted on the date hereof;

                           (u)  Debtor  has  made,  and will  continue  to make,
payment or deposit, or otherwise has provided and will provide for the payment, when due, of all taxes, assessments or contributions or other public or private charges, in each case in accordance with the Note;

                           (v) Secured  Party shall at all times  during  normal
business hours and upon reasonable advance notice, have free access to and right of inspection of the Collateral and any records pertaining thereto (and the right to make extracts from and to receive from Debtor originals or true copies of such records and any papers and instruments relating to any Collateral upon request therefor);

                           (w)  if and to the  extent  the  Collateral  includes
inventory located in California, Debtor is not a retail merchant whose sales of goods for personal, family or household purposes exceeded 75 percent in dollar volume of its total sales of all goods during the 12 months preceding the date of this Agreement and, therefore, the provisions of California Commercial Code
Section 9102(5) are not applicable;

                           (x) Debtor is a corporation  duly organized,  validly
existing and in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its properties and to transact the business in which it is engaged;

                           (y) Debtor has the  corporate  power and authority to
execute and deliver, and to perform its obligations under, this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

                           (z) this Agreement  constitutes the legal,  valid and
binding  obligation of Debtor,  enforceable in accordance  with its terms except
(i) that enforceability may be subject to bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting the rights of creditors generally and (ii) the remedy of specific performance and other forms of equitable relief may be subject to equitable defenses and the discretion of any court before which any proceeding therefor may be brought;



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                           (aa) the execution,  delivery and performance of this
Agreement will not violate any law or regulation in any material respect, or any order or decree of any court or governmental instrumentality, or any provision of the charter or by-laws of, or any securities issued by Debtor, and will not conflict in any material respect with, or result in the material breach of, or constitute a default under, any indenture, mortgage, deed of trust, agreement or other instrument to which Debtor is a party or by which it is bound, and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the property of Debtor pursuant to the provisions of any of the foregoing; and

                           (bb)  no  consent  of any  other  person  (including,
without limitation, stockholders and creditors of Debtor) and no consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental instrumentality is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for the filing of financing statements pursuant to the UCC.

                  3. Omitted.

                  4. Remedies Upon Default. Upon the occurrence of an Event of Default and at any time thereafter, Secured Party may, without notice to or demand upon Debtor, declare any Obligations immediately due and payable and Secured Party shall have the following rights and remedies (to the extent permitted by applicable law), in addition to all rights and remedies of a secured party under the UCC, all such rights and remedies being cumulative, not exclusive and enforceable alternatively, successively or concurrently:

                           (a)  Secured  Party  may at any time and from time to
time, with or without judicial process or the aid and assistance of others, enter upon any premises in which any Collateral may be located and, without resistance or interference by Debtor, take possession of the Collateral, and/or dispose of any Collateral on any such premises, and/or require Debtor to assemble and make available to Secured Party at the expense of Debtor any Collateral at any place and time designated by Secured Party which is reasonably convenient to both parties, and/or remove any Collateral from any such premises for the purpose of effecting sale or other disposition thereof (and if any of the Collateral consists of motor vehicles, Secured Party may use Debtor's license plates), and/or sell, resell, lease, assign and deliver, grant options for or otherwise dispose of any Collateral in its then condition or following any commercially reasonable preparation or processing, at public or private sale or proceedings or otherwise, by one or more contracts, in one or more parcels, at the same or different times, with or without having the Collateral at the place of sale or other disposition, for cash and/or credit, and upon any terms, at such place(s) and time(s) and to such person(s) as Secured Party deems best, all without demand, notice or advertisement


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whatsoever  in the case of  Collateral  which  threatens to decline  speedily in value or which is of a type customarily sold on a recognized market; otherwise, except where an applicable statute requires reasonable notice of sale or other disposition, Debtor hereby agrees that the sending of ten days' notice as provided in Section 10 hereof shall be deemed reasonable notice thereof. If any Collateral is sold by Secured Party upon credit or for future delivery, Secured Party shall not be liable for the failure of the purchaser to pay for same and in such event Secured Party may resell such Collateral. Secured Party may buy any Collateral at any public sale and, if any Collateral is of a type customarily sold in a recognized market or is of the type which is the subject of widely distributed standard price quotations, Secured Party may buy such Collateral at private sale and in each case may make payment therefor by any means.

                           (b)  Secured   Party  may  apply  the  cash  proceeds
actually received from any sale or other disposition of Collateral to the reasonable expenses of retaking, holding, preparing for sale, selling, leasing and the like, to reasonable attorneys' fees and all legal, travel and other expenses which may be incurred by Secured Party in attempting to collect the Obligations or enforce this Agreement or in the prosecution or defense of any action or proceeding related to the subject matter of this Agreement; and then to the Obligations in such order and as to principal or interest as Secured Party may desire; and Debtor shall remain liable and will pay Secured Party on demand any deficiency remaining after the application of such cash proceeds, together with interest thereon at the highest rate then payable on the Obligations, and the balance of any expenses unpaid, with any surplus to be paid to Debtor, subject to any duty of Secured Party imposed by law to the holder of any subordinate security interest in the Collateral known to Secured Party.

                           (c) Secured Party may appropriate,  set off and apply
to the payment of the Obligations, any Collateral in or coming into the possession of Secured Party or its agents, without notice to Debtor and in such manner as Secured Party may in its discretion determine.

                  5. Power of Attorney. To effectuate the terms and provisions hereof, Debtor hereby designates and appoints Secured Party and each of its designees or agents as attorney-in-fact of Debtor, irrevocably and with power of substitution, with authority upon the occurrence of an Event of Default to: (i) endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, instruments or other evidences of Collateral that may come into Secured Party's possession; (ii) sign the name of Debtor on any invoices, documents, drafts against and notices to account debtors or obligors of Debtor, assignments and requests for verification of accounts; (iii) execute proofs of claim and loss; (iv) execute endorsements, assignments or other instruments of conveyance or transfer; (v) adjust and compromise any claims under insurance policies or otherwise; (vi) execute releases; (vii) receive, open and dispose of all mail addressed to Debtor and notify the Post Office authorities to change the


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address for  delivery  of mail  addressed  to Debtor to such  address as Secured
Party may designate; and (viii) do all other acts and things necessary or advisable in the sole discretion of Secured Party to carry out and enforce this Agreement or the Obligations. All acts done under the foregoing authorization are hereby ratified and approved and neither Secured Party nor any designee or agent thereof shall be liable for any acts of commission or omission, for any error of judgment or for any mistake of fact or law. This power of attorney being coupled with an interest is irrevocable while any Obligations shall remain unpaid.

                  6. Care of Collateral. Secured Party shall have the duty to exercise reasonable care in the custody and preservation of any Collateral in its possession, which duty shall be fully satisfied if Secured Party accords such Collateral treatment substantially the same as that which it accords similar property owned by it. Except for any claims, causes of action or demands arising out of Secured Party's failure to perform its agreements set forth in the preceding sentence, Debtor releases Secured Party from any claims, causes of action and demands at any time arising out of or with respect to this Agreement, the Obligations, the Collateral and its use and/or any actions taken or omitted to be taken by Secured Party with respect thereto, and Debtor hereby agrees to hold Secured Party harmless from and with respect to any and all such claims, causes of action and demands. Secured Party's prior recourse to any Collateral shall not constitute a condition of any demand, suit or proceeding for payment or collection of the Obligations.

                  7. Waivers. No act, omission or delay by Secured Party shall constitute a waiver of its rights and remedies hereunder or otherwise. No single or partial waiver by Secured Party of any Event of Default or right or remedy which it may have shall operate as a waiver of any other Event of Default, right or remedy or of the same Event of Default, right or remedy on a future occasion. Debtor hereby waives presentment, notice of dishonor and protest of all instruments included in or evidencing any Obligations or Collateral, and all other notices and demands whatsoever (except as expressly provided herein).

                  8. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

                  9.  Submission to Jurisdiction.

                           (a) Any legal  action or  proceeding  with respect to
this Agreement may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, Debtor hereby accepts for itself and in respect of its property, generally


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and  unconditionally,  the jurisdiction of the aforesaid  courts.  Debtor hereby irrevocably waives, in connection with any such action or proceeding, (i) trial by jury, (ii) any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such
respective   jurisdictions   and  (iii)  the  right  to  interpose  any  setoff,
counterclaim or cross-claim.

                           (b) Debtor  irrevocably  consents  to the  service of
process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to Debtor at its address determined pursuant to Section 10 hereof.

                           (c) Nothing  herein shall affect the right of Secured
Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Debtor in any other jurisdiction.

                  10. Notices. All notices and other communications to any party hereunder shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by a reputable courier delivery service requiring a signed receipt upon delivery, or by prepaid telex or telecopy requiring a confirmation receipt, and shall be given to the telecopier number or address for such party set forth for such party in Section
9.8 of the Note, or to such other telex or telecopier number or address as such party may hereafter specify by notice to the other party. Each such notice or other communication shall be effective (a) if given by telex or telecopier, when such telex or telecopy is transmitted to the telex or telecopier number specified by this Section and the appropriate answerback or confirmation is received, (b) if given by certified mail, 72 hours after such communication is deposited with the post office, addressed as aforesaid or (c) if given by any other means (including, without limitation, by courier), when delivered at the address specified by this Section.

                  11. Amendments and Waivers; Partial Invalidity; Acknowledgment of Receipt. No provision hereof shall be modified, altered or limited except by a written instrument expressly referring to this Agreement and to such provision, and executed by the party to be charged. If any term of this Agreement shall be held to be invalid, illegal or unenforceable, the validity of all other terms hereof shall in no way be affected thereby. Debtor acknowledges receipt of a copy of this Agreement.

                  12. Benefit of Agreement; Continuing Security Interest. This Agreement and all Obligations shall be binding upon the administrators, successors and assigns of Debtor and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, its successors, endorsees and assigns. This

Agreement shall create a continuing security interest in the Collateral which shall remain in full force and effect until payment in full of the Obligations.

                  13. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original and all of which shall together constitute one and the same agreement.

                  14. Captions. The captions of the sections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  IN WITNESS WHEREOF, the undersigned have executed or caused this Agreement to be executed in the State of New York as of the date first above set forth.

                                       DIGIMEDICS CORPORATION


                                       By  /s/ Lawrence Auriana
                                           ______________________________
                                           Name:    Lawrence Auriana
                                           Title:   Secretary

                                           Address: 1600 Green Hill Road
                                                    Scotts Valley,  CA 95066


                                       CONTINENTAL HEALTHCARE SYSTEMS,
                                         INC., as Secured Party


                                       By  /s/ Stephen Green
                                           ______________________________
                                           Name:    Stephen Green
                                           Title:   Vice President

                                           Address: c/o TBG Services, Inc.
                                                    565 Fifth Avenue
                                                    New York, New York 10017

                    Schedule A to General Security Agreement
                    ----------------------------------------



Chief Executive Office:

         1600 Green Hill Road
         Scotts Valley,  CA 95066


Location of Books and Records relating to the Collateral:

         1600 Green Hill Road
         Scotts Valley,  CA 95066


All locations of Collateral:

         1600 Green Hill Road
         Scotts Valley,  CA 95066

         7300 West 110th Street
         Overland Park, KS 66210


Existing Liens on the Collateral:

         Liens against Accounts filed jointly by:

              Mr. Bruce Brewster
              Mr. Steve Gardos
              Mr. Joseph Delario
              Mr. Lawrence Auriana
              Mr. Peter Lerner
              Mr. Morton Cohen
              Chandra and Sushila Pachmia

Tradenames:

         Digimedics